UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on August 2, 2017, Amyris, Inc. (the “Company”) entered into (i) a Securities Purchase Agreement (the “DSM Purchase Agreement”) with DSM International B.V. (“DSM”) for the issuance and sale of 25,000 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a price of $1,000 per share, and a DSM Cash Warrant (as defined in the Prior 8-K (as defined below)) to purchase 3,968,116 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $6.30 per share, and a DSM Dilution Warrant (as defined in the Prior 8-K) (collectively, the “DSM Warrants”) and (ii) a Securities Purchase Agreement (the “Vivo Purchase Agreement” and, together with the DSM Purchase Agreement, the “Purchase Agreements”) with affiliates of Vivo Capital LLC (“Vivo”) for the issuance and sale of an aggregate of 2,826,711 shares of Common Stock at a purchase price of $4.26 per share, an aggregate 12,958.21196 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), at a price of $1,000 per share, and Vivo Cash Warrants (as defined in the Prior 8-K) to purchase an aggregate of 5,575,118 shares of Common Stock, at an exercise price of $6.39 per share, and Vivo Dilution Warrants (as defined in the Prior 8-K) (collectively, the “Vivo Warrants” and, together with the DSM Warrants, the “Warrants”). The entry into the Purchase Agreements and related matters were reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 3, 2017 (the “Prior 8-K”), which is incorporated herein by reference.

On August 3, 2017, the Company filed the Certificate of Designation of Preferences, Rights and Limitations relating to the Series D Preferred Stock with the Secretary of State of Delaware.

On August 3, 2017, the Company and Vivo closed the issuance and sale of an aggregate of 2,826,711 shares of Common Stock, an aggregate of 12,958.21196 shares of Series D Preferred Stock and the Vivo Warrants, resulting in net proceeds to the Company of approximately $24.8 million after payment of offering expenses. In addition, on August 3, 2017, the Company and Vivo entered into the Vivo Stockholder Agreement (as defined in the Prior 8-K).

On August 7, 2017, the Company and DSM closed the issuance and sale of 25,000 shares of Series B Preferred Stock and the DSM Warrants, resulting in net proceeds to the Company of approximately $24.8 million after payment of offering expenses. In addition, on August 7, 2017, the Company and DSM entered into the Amended and Restated Stockholder Agreement (as defined in the Prior 8-K) and certain of the License Agreements (as defined in the Prior 8-K) became effective.

The shares of Common Stock, Series B Preferred Stock, Series D Preferred Stock and Warrants were sold in private placements pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 9, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer